SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Gabelli Global Deal Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-819-5443
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center Rye, New York	10580-1422
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Cumulative Callable Preferred Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-149864

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.            Description of Registrant’s Securities to be Registered.

The sections captioned “Description of the Securities” in the Registrant’s form of Prospectus and “Terms of the Preferred Shares” in the Registrant’s form of Prospectus Supplement filed as part of the Registrant’s Registration Statement on Form N-2/A (No. 333-149864), dated December 18, 2008, are incorporated herein by reference.

Item 2.            Exhibits.

The following exhibits have been filed with the Securities and Exchange Commission:

(1)	Agreement and Declaration of Trust of Registranta

(2)	By-Laws of Registranta

(3)	Form of Specimen Common Share Certificate[b]

(4)	Statement of Preferences for the Series A Preferred Shares[c]

(5)	Form of Specimen Share Certificate for Series A Preferred Shares[c]

(6)	Form of Subscription Certificate for Series A Preferred Shares[c]

_________________________
[a]
Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-138141 and 811-21969; as filed with the Securities and Exchange Commission on December 13, 2006.

[b]
Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-138141 and 811-21969; as filed with the Securities and Exchange Commission on January 26, 2007.

[c]
Incorporated by reference to the Registrant’s Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-149864 and 811-21969; as filed with the Securities and Exchange Commission on December 18, 2008.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Gabelli Global Deal Fund
(Registrant)

By:	/s/ Bruce N. Alpert
Name: Bruce N. Alpert
Title: President and Principal Executive Officer
Date: February 6, 2009